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                                                                    EXHIBIT 4.1
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                              OCEAN ENERGY, INC.,

                                        Issuer,

                              OCEAN ENERGY, INC.,

                                        Subsidiary Guarantor,



                               U.S. $125,000,000


                         13  1/2% SENIOR NOTES DUE 2004


                   ------------------------------------------


                         Second Supplemental Indenture


                           Dated as of July 14, 1997

                   ------------------------------------------


                      STATE STREET BANK AND TRUST COMPANY,

                                                 Trustee


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                 Second Supplemental Indenture to Indenture, dated as of
December 1, 1994, as amended by the First Supplemental Indenture thereto, dated as of September 19, 1996, between Flores & Rucks, Inc., as issuer, certain subsidiary guarantors and Fleet National Bank, as trustee.






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         SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of July 14, 1997, by and between OCEAN ENERGY, INC., a Delaware corporation
(the "Company"), formerly Flores & Rucks, Inc., OCEAN ENERGY, INC., a Louisiana corporation (the "Subsidiary Guarantor"), formerly Flores & Rucks, Inc. and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, successor in interest to Fleet National Bank, as Trustee, under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

         WHEREAS, the Company and the Trustee have heretofore executed and delivered to each other an Indenture, dated as of December 1, 1994, pursuant to which the Company issued U.S. $125,000,000 principal amount of its 13 1/2% Senior Notes due 2004 (the "Securities"), as amended by the First Supplemental Indenture thereto, dated as of September 19, 1996 (as so amended, the "Indenture"); and

         WHEREAS, Section 9.2 of the Indenture provides, that with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of the Company, when authorized by a Board Resolution, the Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture (with certain exceptions not relevant to this Supplemental Indenture); and

         WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by said Section 9.2; and

         WHEREAS, the Company has been soliciting consents to the substance of this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated June 23, 1997 and the related Consent and Letter of Transmittal (which together constitute the "Tender Offer"); and

         WHEREAS, the Company has (1) filed with the Trustee consents to the substance of this Supplemental Indenture executed and delivered by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, (2) delivered to the Trustee an Opinion of Counsel relating to this Second Supplemental Indenture as contemplated by Section 9.3 of the Indenture and (3) satisfied all other conditions required under Article IX of the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and the mutual covenants herein contained and for other valuable consideration, each party hereto agrees for the equal and ratable benefit of the Holders of the Securities:





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                                   ARTICLE A

                                  DEFINITIONS

         SECTION A.1. The definitions set forth or incorporated by reference in
Article I of the Indenture shall be applicable to this Second Supplemental Indenture, including the recitals hereto, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein.

         SECTION A.2. Article I of the Indenture is hereby amended to add the following term and respective definition:

         "Tender Offer" means the tender offer for Securities made by Ocean Energy, Inc. pursuant to an Offer to Purchase and Consent Solicitation Statement, dated June 23, 1997, as supplemented by the Supplement thereto, dated July 7, 1997, and the related Consent and Letter of Transmittal.

         SECTION A.3. Article I of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article D.

                                   ARTICLE B

                                 EFFECTIVENESS

         SECTION B.1. The provisions of this Second Supplemental Indenture shall be and become operative upon the date that the Company accepts Securities for purchase pursuant to the Tender Offer.

                                   ARTICLE C

                  ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

         SECTION C.1. Any Securities authenticated and delivered after the close of business on the date that this Second Supplemental Indenture becomes effective in substitution for Securities then outstanding and all Securities presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

         "Effective as of July 24, 1997, certain restrictive covenants of the Company, certain Events of Default and certain remedies of Holders have been eliminated or limited, as provided in the Second Supplemental Indenture, dated as of July 24, 1997. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein."





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                                   ARTICLE D

                                   AMENDMENTS

         SECTION D.1.  Article X of the Indenture is hereby amended as follows:

                 (a) Section 10.10 of the Indenture, captioned "Limitation on Restricted Payments," is hereby deleted in its entirety.

                 (b) Section 10.11 of the Indenture, captioned "Limitation on Sale-Leaseback Transactions," is hereby deleted in its entirety.

                 (c) Section 10.12 of the Indenture, captioned "Limitation on Indebtedness," is hereby deleted in its entirety.

                 (d) Section 10.14 of the Indenture, captioned "Limitation on Issuances and Sales of Capital Stock by Restricted Subsidiaries," is hereby deleted in its entirety.

                 (e) Section 10.15 of the Indenture, captioned "Limitation on Liens," is hereby deleted in its entirety.

                 (f) Section 10.18 of the Indenture, captioned "Limitation on Transactions with Affiliates," is hereby deleted in its entirety.

                 (g) Section 10.19 of the Indenture, captioned "Limitation on Dividends on Other Payment Restrictions Affecting Restricted Subsidiaries," is hereby deleted in its entirety.

                 (h) Section 10.20 of the Indenture, captioned "Limitation on Conduct of Business," is hereby deleted in its entirety.

         SECTION D.2. Article V of the Indenture is hereby amended as follows:

                 (a) Section 5.1(e) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                 (b) Section 5.1(f) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                 (c) Section 5.1(h) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                 (d) Section 5.1(i) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.





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         SECTION D.3.  Article VIII of the Indenture is hereby amended as follows:

                 (a) Section 8.1(c) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                 (b) Section 8.1(d) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                 (c) Section 8.1(f) is hereby deleted and the words "[intentionally omitted]" are substituted in lieu thereof.

                                   ARTICLE E

                               TRUSTEE DISCLAIMER

         SECTION E.1.   The Trustee has accepted the amendment of the Indenture
effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantor, or for or with respect to
(a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company and the Subsidiary Guarantor by corporate action or otherwise, (c) the due execution hereof by the Company and the Subsidiary Guarantor, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the Tender Offer or the consent solicitation materials or procedure in connection therewith.

                                   ARTICLE F

                                 MISCELLANEOUS

         SECTION F.1. This Second Supplemental Indenture is a supplemental indenture pursuant to Section 9.2 of the Indenture. Upon execution and delivery of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, shall bind all non-consenting Securityholders to the extent permitted by Section 9.2 of the Indenture and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict the provisions of this Second Supplemental Indenture will control.





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         SECTION F.2. Except as they may have been amended and supplemented by this Second Supplemental Indenture, each and every term and provision of the Indenture remains in full force and effect.

         SECTION F.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION F.4. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Second Supplemental Indenture.

         SECTION F.5. The laws of the State of New York, without regard to the principles of conflicts of law, shall govern this Second Supplemental Indenture and the Securities.





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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                        ISSUER:

                                        OCEAN ENERGY, INC.,
                                        a Delaware corporation


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                        SUBSIDIARY GUARANTOR:

                                        OCEAN ENERGY, INC.,
                                        a Louisiana corporation


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                        TRUSTEE:

                                        STATE STREET BANK AND TRUST COMPANY


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------





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